As filed with the Securities and Exchange Commission on February 3, 1999.

                                                 Registration No. 333-
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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
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                                  Form S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933
                             ------------------

                              OLIN CORPORATION
           (Exact name of registrant as specified in its charter)

             Virginia                                      13-1872319
 (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                               501 Merritt 7
                         Norwalk, Connecticut 06856
                  (Address of Principal Executive Offices)
                             ------------------

           1999 Long Term Incentive Plan of Arch Chemicals, Inc.
                          (Full title of the plan)
                             ------------------

                             J. M. Jackson, Jr.
                                 Secretary
                              Olin Corporation
                               501 Merritt 7
                         Norwalk, Connecticut 06851
                                203-750-3126
         (Name, address and telephone number, including area code,
                           of agent for service)


                      CALCULATION OF REGISTRATION FEE

     Title of                        Amount       Proposed maximum    Proposed maximum
     securities                      to be      offering price per   aggregate offering      Amount of
  to be registered                 registered          share                 price         registration fee


Common Stock,
par value $1.00 per share          825,000 [3]   $23.625 [1]          $19,490,625[1]       $5,419

Series A Participating Cumulative     [2][3]          [2]                  [2]                [2]
Preferred Stock Purchase Rights


[1] Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of Olin
Corporation's Common Stock reported on the New York Stock Exchange consolidated reporting system on January 29, 1999.

[2] The Rights are appurtenant to and trade with the Common Stock. The value attributable to the Rights, if any, is reflected in the book value of the Common Stock and the registration fee for the Rights is included in the fee for the Common Stock.

[3] Amount to be registered will include an indeterminate additional number of shares which may be issuable pursuant to the antidilution provisions of the 1999 Long Term Incentive Plan of Arch Chemicals, Inc.


                                   Part I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with the Commission.


                                  Part II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated by reference herein and shall be deemed a part hereof:

          (a) The Annual Report of Olin Corporation (the "Company") on Form 10-K for the fiscal year ended December 31, 1997, filed pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1998 (and the documents incorporated by reference therein);

          (c) The description of the Common Stock, par value $1.00 per share, of the Company (the "Common Stock"), contained in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September
     30, 1991; and

          (d) The description of the Series A Participating Cumulative Preferred Stock Purchase Rights of the Company (the "Rights"), contained in the Company's Form 8-A dated February 21, 1996.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.


Item 6.  Indemnification of Directors and Officers.

The Virginia Stock Corporation Act permits, and the Company's By-laws require, indemnification of the Company's directors, officers and employees in a variety of circumstances. Under Section 13.1-697 of the Virginia
Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors, officers and employees in civil or criminal actions if such persons acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that their conduct was unlawful. Under Section 13.1-704 of the Virginia Stock Corporation Act, a Virginia corporation is permitted to grant the same indemnity to such persons unless they engaged in willful misconduct or a knowing violation of the criminal law. The Company's By-laws require indemnification of directors, officers and employees with respect to certain liabilities, expenses and other amounts imposed upon such persons by reason of having been directors, officers or employees unless they engaged in willful misconduct or a knowing violation of the criminal law. Section 13.1-692.1 of the Virginia Stock Corporation Act permits a Virginia corporation to limit or totally eliminate the liability of a director or officer in a shareholder or derivative proceeding, and the Company's By-laws contain a provision intended to eliminate such liability.

Directors and officers of the Company are insured, subject to certain exclusions and limits and to the extent not otherwise indemnified by the Company, against loss (including expenses incurred in the defense of actions, suits and proceedings in connection therewith) arising from any error, misstatement, misleading statement, omission or other act made or performed in their capacity as directors and officers. The policies also reimburse the Company for liability incurred in the indemnification of its directors and officers under common or statutory laws or the Company's By-laws, subject to the terms, conditions and exclusions of such policies. In addition, directors, officers and other employees of the Company who may be "fiduciaries" as that term is used in the Employee Retirement Income Security Act of 1974 are insured with respect to liabilities under such Act.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number                              Description

4(a) Restated Articles of Incorporation as amended effective May 8, 1997. Incorporated by reference to Exhibit 3(a) to the Company's Form 10-Q for the fiscal quarter ended March 31, 1997 (SEC File No. 1-1070).

4(b) By-laws as amended effective October 31, 1996. Incorporated by reference to Exhibit 3(ii) to the Company's Form 10-Q for the fiscal quarter ended September 30, 1996 (SEC File No. 1-1070).

4(c) Rights Agreement dated February 27, 1996, between the Company and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent. Incorporated by reference to Exhibit 1 to the Company's Form 8-A dated February 21, 1996 (SEC File No. 1-1070).

4(d) Specimen Common Share certificate. Incorporated by reference to Exhibit 4(y) to the Company's Registration Statement on Form S-3 dated March 22, 1994 (SEC File No. 33-52771).

4(e)           Form of Rights certificate. Incorporated by reference to
               Exhibit 3 to the Company's Form 8-A dated February 21, 1996 (SEC File No. 1-1070).

5              Opinion of Hunton & Williams.

23(a)          Consent of KPMG LLP.

23(b)          Consent of Hunton & Williams (included in Exhibit 5).

24             Powers of Attorney (included on the signature pages hereof).


Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Norwalk, State of Connecticut, on the third day of February, 1999.


                                   OLIN CORPORATION

                                   By /s/ J. M. Jackson, Jr.
                                     --------------------------
                                          J. M. Jackson, Jr.
                                          Secretary


                             POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signature appears below hereby constitutes and appoints J. M. Jackson, Jr.,
P. C. Kosche and A. W. Ruggiero his or her true and lawful attorneys-in-fact and agents, with full power of substitution, and each with power to act alone, to sign and execute on behalf of the undersigned any and all amendments or supplements to this Registration Statement, and to perform any acts necessary to be done in order to file any and all such amendments and supplements with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                          Title                               Date

/s/ Donald W. Griffin
-----------------------------
Donald W. Griffin              Chairman of the Board, President       2/3/99
                               and Chief Executive Officer
                               (Principal Executive Officer)

/s/ Anthony W. Ruggiero
-----------------------------
Anthony W. Ruggiero            Executive Vice President               2/3/99
                               and Chief Financial Officer
                               (Principal Financial Officer)

/s/ Louis S. Massimo
-----------------------------
Louis S. Massimo               Vice President and Controller          2/3/99
                               (Principal Accounting Officer)

/s/ Richard E. Cavanagh
-----------------------------
Richard E. Cavanagh            Director                               2/3/99


/s/ William W. Higgins
-----------------------------
William W. Higgins             Director                               2/3/99

/s/ Robert Holland, Jr.
-----------------------------
Robert Holland, Jr.            Director                               2/3/99


/s/ Suzanne D. Jaffe
-----------------------------
Suzanne D. Jaffe               Director                               2/3/99


/s/ John W. Johnstone, Jr.
-----------------------------
John W. Johnstone, Jr.         Director                               2/3/99


/s/ Jack D. Kuehler
-----------------------------
Jack D. Kuehler                Director                               2/3/99


/s/ H. William Lichtenberger
-----------------------------
H. William Lichtenberger       Director                               2/3/99


/s/ G. Jackson Ratcliffe, Jr.
-----------------------------
G. Jackson Ratcliffe, Jr.      Director                               2/3/99


/s/ John P. Schaefer
-----------------------------
John P. Schaefer               Director                               2/3/99


/s/ Randall W. Larrimore
-----------------------------
Randall W. Larrimore           Director                               2/3/99


/s/ Richard M. Rompala
-----------------------------
Richard M. Rompala             Director                               2/3/99

                               EXHIBIT INDEX

Exhibit Number                              Description

4(a) Restated Articles of Incorporation as amended effective May 8, 1997. Incorporated by reference to Exhibit 3(a) to the Company's Form 10-Q for the fiscal quarter ended March 31, 1997 (SEC File No. 1-1070).

4(b)                By-laws as amended effective October 31, 1996.
                    Incorporated by reference to Exhibit 3(ii) to the Company's Form 10-Q for the quarter ended September 30, 1996 (SEC File No. 1-1070).

4(c) Rights Agreement dated February 27, 1996, between the Company and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent. Incorporated by reference to
                    Exhibit 1 to the Company's Form 8-A dated February 21, 1996 (SEC File No. 1-1070).

4(d) Specimen Common Share certificate. Incorporated by reference to Exhibit 4(y) to the Company's Registration Statement on Form S-3 dated March 22, 1994 (SEC File No. 33-52771).

4(e) Form of Rights certificate. Incorporated by reference to Exhibit 3 to the Company's Form 8-A dated February 21, 1996 (SEC File No. 1-1070).

5                   Opinion of Hunton & Williams.

23(a)               Consent of KPMG LLP.

23(b)               Consent of Hunton & Williams (included in Exhibit 5).

24 Powers of Attorney (included on the signature pages hereof).